Exhibit 10.2

Execution Copy

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

License Agreement

THIS LICENSE AGREEMENT (this “Agreement”) is entered into as of June 30, 2019 (“Effective Date”) by and between DR/Decision Resources, LLC (“Company”), a Delaware corporation, and Medical Outcomes Research Analytics, LLC (“Client”), a Delaware limited liability company. Company and Client are hereinafter sometimes referred to individually as a “Party” and together as the “Parties”.

In consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.	PROVISION OF SERVICES AND DATA.

1.1       Services. Subject to the terms and conditions of this Agreement, Company will provide to Client the products and/or services identified in the attached Exhibit A (the “Deliverables” or “Services”). For purposes of this Agreement, an “Affiliate” is defined to include a Party’s subsidiaries, parent companies, and any other entities controlled or under common control. All references to “Company” and “Client” and all rights and obligations thereof shall include any and all of its Affiliates, as applicable.

1.2       Licensed Data. Client may receive Services and/or access to data products that are: (a) compiled, created, or generated using Company’s proprietary databases; (b) licensed to Company directly; (c) licensed to Client where Company acts in the capacity of a database licensee; (d) syndicated reports and analyses based on sales forces or data components; (e) customized research and reports; and/or (f) consulting or analytical services. These data products, together with all related Deliverables in whatever media provided, whether now known or hereinafter developed, and including any Company data derived therefrom (but excluding Derivative Works (as defined below)) shall be collectively referred to as the “Licensed Data.” Licensed Data shall (i) at all times during the Term meet the specifications set forth in Exhibit A; (ii) at all times during the Term include all data field content received by Company from original sources of Licensed Data without modification other than as required by Law and to QC (including with respect to field value normalization) and deduplicate (it being understood that any ETL process employed by Company will not otherwise reduce such original data field content) as set forth in the data layout illustrated in Exhibit A-Attachment A to this Agreement; (iii) as of the Effective Date, include all prescription and medical transaction data and all EMR Data (as defined below) available to Company to license to Company’s customers; and (iv) at all times during the Term, except with respect to Additional Licensed Data (as defined below) that Client elects not to license hereunder, include all prescription and medical transaction data and all EMR Data then-available to Company to license to Company’s customers, and in no event less than the prescription and medical transaction data and EMR Data licensed by Company to other parties licensing such data. Company grants to Client and its successors and assigns a non-transferable (except as expressly set forth herein), non-exclusive, non-sublicensable (except as expressly set forth herein), limited right and license to use such Licensed Data solely in accordance with this Agreement. All licenses described in this Agreement are subject to Client’s compliance with the terms and conditions of this Agreement and payment of any undisputed amounts due.

1.3       Licensed Data Use and Restrictions. The Licensed Data shall be used, stored and/or accessed in accordance with all applicable Laws. In addition to the rights granted to Client under Section 1.2, Company grants to Client and its successors and assigns a perpetual, non-exclusive, transferable, sublicensable, worldwide, royalty-free, right and license to use, copy, distribute (publicly and otherwise), display (publicly and otherwise), perform (publicly and otherwise), transmit, store, maintain and prepare derivative works of Licensed Data as needed for Client (or its successors or assigns) to develop, commercialize and exploit aggregations, queries, reports, enhancements or improvements to the Licensed Data (collectively, “Derivative Works”) for the benefit of customers within the permitted markets as described in Exhibit A. Client may disclose Company Confidential Information (including Licensed Data) to consultants, contractors, partners or suppliers (each, a “Third Party”) solely for the purpose of such Third Parties performing services for or with Client within the permitted markets as described in Exhibit A; provided, however, that any such Third Party has entered into an agreement with Client that contains confidentiality terms and use restrictions consistent with the terms and conditions of this Agreement; provided, further, however, that in the event that such Third Party will have access to Licensed Data and such Third Party will provide services other than (or in addition to) outsourced information technology assistance (including ETL, deduplication, cleansing, etc.) or nationally-recognized cloud/hosted storage, such Third Party has further entered into a Company-approved third party data use agreement substantially in the form attached hereto as Exhibit C. Except as provided in this Section 1.3, the Licensed Data shall not be: (i) copied, sold, rented, leased, transferred, or disclosed to any party without Company’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; (ii) stored, accessed, or used outside the U.S. without Company’s prior written consent (excluding with respect to Client’s use of a nationally-recognized cloud/hosted storage platform (e.g., Amazon Web Services, Microsoft Azure, Google Cloud)); (iii) used to identify an individual patient or an individual’s relatives or household members (other than on a de-identified anonymized basis) or to identify Company as the source of Licensed Data to any pharmacy or hospital provider; (iv) reengineered, reverse engineered, mashed up, linked to, used or combined with other data that would result in the re-identification of or the identification of the original source of Licensed Data or be in violation of applicable Law; and/or (v) published, quoted, made or reproduced for advertising, promotional or public relations purposes, reproduced or placed in any data retrieval systems (excluding with respect to Client’s use of a nationally-recognized cloud/hosted storage platform (e.g., Amazon Web Services, Microsoft Azure, Google Cloud)); provided however, for the avoidance of doubt, none of the above restrictions with respect to Licensed Data shall in any way apply to or limit in any way the use of Derivative Works. Client shall use its commercially reasonable efforts to promptly notify Company in the event it becomes aware of any use or disclosure of the Licensed Data that is not in conformity with the provisions of this Section 1.3. In each case of disclosure to the persons or entities expressly permitted in this Agreement, Client shall remain responsible for such persons’ and entities’ compliance with the terms and conditions of this Agreement.

1.4       Compliance. The Licensed Data shall be delivered to Client in de-identified format in compliance with applicable Laws. The Parties, including the Party’s personnel, shall comply with all applicable laws, rules, ordinances and regulations (collectively, “Law”) relating to or affecting this Agreement or the Services. Each Party shall have the right to monitor and periodically audit or inspect for compliance with Law and this Agreement subject to the following terms and conditions: (i) if a Party demonstrates a good faith belief that the other Party is in breach of its obligations hereunder (the “Auditing Party”), then the Auditing Party shall provide written notice to the other Party describing such alleged breach; provided, however, that Client acknowledges Company shall have the right to audit Client without demonstrating a good faith belief of breach to the extent necessary to comply with audit rights granted by Company to the original sources of Licensed Data; (ii) if such Party is unable to address the Auditing Party’s concerns to its reasonable satisfaction within fifteen (15) days of its receipt of such notice, then such Party shall make available for inspection by a nationally-recognized firm of independent accountants reasonably acceptable to such Party (such consent not to be unreasonably withheld, conditioned or delayed) (the “Auditor”) any and all materials relevant to the alleged breach. The Party subject to the audit shall provide reasonable assistance to the Auditor and the audit shall be conducted during regular business hours upon at least fifteen (15) days prior written notice (which notice shall specify the purpose and scope of the audit and the time period to be audited), at the expense of the Auditing Party (which shall include the reasonable costs and expenses of the other Party in connection with any such audit unless any breach is determined to have occurred), and shall occur no more often than once per year during the Term. Prior to receipt of any access or information from either Party, the Auditor must execute an appropriate confidentiality agreement with respect to Confidential Information, which confidentiality agreement shall include restrictions on the disclosure of any Confidential Information to any third party, including the Auditing Party. The Party subject to the audit shall have the right to receive a copy of any such report and to discuss the basis of the conclusions reached with the Auditor and the Auditing Party. In addition, if so required by Law, each Party shall cooperate with any regulatory agency or other governmental authority that exercises its right to review or audit such Party’s books and records relating to the obligations under this Agreement.

1.5       Contingent Rights.

1.5.1       General. Company’s ability to provide the Licensed Data may be contingent upon certain corresponding rights, titles, interests, and licenses obtained by Company from third parties remaining in full force and effect (“Contingent Rights”) during the Term (as defined below), which Company covenants to use its commercially reasonable efforts to maintain in full force and effect during the Term. Should certain Company rights, titles, interests, or licenses pertaining to the Licensed Data, or any component thereof, be cancelled, terminated, rescinded, or not renewed, Client’s rights to use the previously delivered Licensed Data shall continue automatically and shall not constitute a breach by Client of any of its obligations under this Agreement and Company shall indemnify and hold harmless Client and its Indemnitees (as defined below) from any third party claims with respect thereto. Company shall provide to Client written notice as promptly as practicable (but in no event less than thirty (30) days) upon becoming aware of any actual or threatened changes to the quantity or quality of Licensed Data Company is able to provide and/or Company’s ability to provide the Licensed Data as described in 1.2.

1.5.2       Licensed Data Reductions. Notwithstanding any language to the contrary set forth in this Agreement, beginning on the first anniversary of the Effective Date, if (i) the total volume of Licensed Data that constitutes prescription or medical transactions (excluding EMR Data (as defined below)) for any contract year during the Term declines by more than ten percent (10%) from the Baseline Volumes (as defined below) set forth in Exhibit A (other than with respect to EMR Data), Company and Client agree to a reduction in the Base Fees (as defined below) for the applicable contract year consistent with the actual percentage decrease in total Licensed Data (i.e. a twelve percent (12%) decrease in total transactions will trigger a twelve percent (12%) decrease in the Base Fees for the applicable contract year, which shall be credited to Client within ninety (90) days of the end of the applicable contract year); and (ii) after the first anniversary of the Effective Date, (w) the total volume of Licensed Data that constitutes prescription or medical transactions (excluding EMR Data) for any contract year during the Term declines by more than twenty percent (20%) from the prior contract year, (x) the total volume of Licensed Data that constitutes prescription or medical transactions (excluding EMR Data) at anytime during the Term (calculated using the trailing six-month transaction volume annualized) is twenty-five percent (25%) less than the applicable Baseline Volume, (y) the total volume of Licensed Data that constitutes prescription data at any time during the Term (calculated using the trailing six-month prescription Licensed Data volume annualized) is twenty-five percent (25%) less than the Licensed Data that constitutes the Baseline Volume of prescription data, or (z) the total volume of Licensed Data that constitutes medical data at any time during the Term (calculated using the trailing six-month medical Licensed Data volume annualized) is twenty-five percent (25%) less than the Licensed Data that constitutes the Baseline Volume of medical data, Company and Client agree to negotiate a reduction in the Base Fees consistent with the value proposition change (it being understood that in no event shall such reduction be less than the reduction in Licensed Data relative to applicable Baseline Volume). If the parties cannot agree on a reduction in the Base Fees following such good faith negotiations, then Client may terminate the Agreement upon thirty (30) days’ written notice to Company and shall receive a pro rata refund for Base Fees paid with respect to any period of Licensed Data deficiency prior thereto.

1.5.3       Additional Licensed Data. Company acknowledges that Licensed Data in excess of that available as of the Effective Date (“Additional Licensed Data”) will be included in the license granted hereunder to the extent Company licenses additional prescription and medical transaction data or EMR Data during the Term (and Company has the right to license such data to Company’s customers), and agrees to provide to Client written notice as promptly as practicable of any increase in the total volume of Licensed Data relative to the Effective Date that constitutes prescription or medical transactions (excluding EMR Data) greater than five percent (5%) (calculated using the trailing six-month Licensed Data volume annualized). In the event that the volume of Additional Licensed Data (calculated using the trailing six-month Licensed Data volume annualized) including prescription or medical transactions (excluding EMR Data) constitutes more than ten percent (10%) of the total volume of like-kind (i.e., switch and/or clearinghouse-sourced medical and pharmacy transaction claims data) Licensed Data as of the Effective Date, Client shall have the option (with respect to the Additional Licensed Data that increases the total volume of Licensed Data ten percent (10%) or more above the Baseline Volume) as to whether to include or exclude such Additional Licensed Data within the Licensed Data licensed hereunder. To the extent Client elects to include such Additional Licensed Data, the Base Fees shall be increased consistent with the actual percentage increase in total Licensed Data (i.e. a twelve percent (12%) increase in total transactions will trigger a twelve percent (12%) increase in the Base Fees for such period that such Additional Licensed Data is included within the Licensed Data).

2.	FEES AND PAYMENT.

2.1       Medical and Prescription Licensed Data Fee. Company will invoice Client pursuant to the terms set forth in Exhibit B. Except as set forth in Exhibit B, Client shall pay to Company (or an identified Company Affiliate) the fee amount set forth in Exhibit B for all Licensed Data that constitutes medical or prescription data (the “Base Fees” and, collectively with the Revenue Share Fees (as defined below), the “Fees”). Except as set forth in Exhibit B, undisputed Fees shall be paid within forty-five (45) days from the date of an invoice.

2.2       EMR Data Revenue Share.

2.2.1       Reporting. Within ten (10) business days after the end of each calendar quarter (“Quarter”) during the Term, Client shall provide to Company a system-generated report (each, a “Quarterly Report”), setting forth the revenue actually received by Client and recognized in accordance with then-applicable revenue recognition principles under GAAP for all Derivative Works utilizing electronic medical record or electronic medical record data (collectively, the “EMR Data”) (as provided as part of the Licensed Data) sold or licensed by Client to Client’s customers during the applicable Quarter

(“Qualifying Revenue”), as the same may be adjusted for any Qualifying Revenue subsequently returned or credited to Client’s customers in Client’s reasonable discretion following a bona fide dispute with respect to the Derivative Works utilizing EMR Data.

2.2.2       Fees and Payment Terms. In addition to the Base Fees, Client shall pay to Company [***] of the Qualifying Revenue set forth in each Quarterly Report (the “Revenue Share Fees”), subject to subsequent adjustment as described above. Company shall invoice Client for the Revenue Share Fees within ten (10) business days after its receipt of the Quarterly Report for such preceding Quarter.

3.         TERM AND TERMINATION. The term of this Agreement will begin on the Effective Date and will continue through June 29, 2022 (the “Initial Term”), provided that Client shall have the sole right and option to extend the Term for each of three (3) successive two-year renewal periods upon delivery to Company of written notice not less than 30 days’ prior to the expiration of the then current Term (each such renewal period, a “Renewal Term” and collectively with the Initial Term, the “Term”). Either Party may terminate this Agreement for a material breach by the other Party upon thirty (30) days written notice specifying in detail the nature of the breach, unless such breach is cured within the thirty (30) day period; provided, however, for the avoidance of doubt and without limitation, Company’s failure to deliver the Deliverables timely in accordance with the schedule set forth in Exhibit A (other than any failure to deliver that results from Company’s loss of Contingent Rights that is remedied under Section 1.5 of this Agreement), and Client’s failure to provide payment of undisputed Fees in accordance with the schedule set forth in Exhibit B shall each constitute a material breach of this Agreement that requires cure within five (5) business days of written notice. A Party’s right to terminate in accordance with this Section 3 shall be in addition to all available remedies, including a Party’s right to seek equitable relief pursuant to Section 8.6. Upon termination of this Agreement, for any reason, Client must immediately cease all uses of and destroy any and all Licensed Data provided to Client by Company; provided, however, that Client may retain (i) Licensed Data contained in an archived computer system back-up in accordance with security and/or disaster recovery procedures or in latent data, including deleted files and other non-logical data types such as memory dumps, swap files, temporary files, printer spool files and metadata that are not generally retrievable or accessible without the use of specialized tools and techniques, subject in each case to the destruction of such Licensed Data in due course and the inaccessibility of such Licensed Data for commercial purposes; and (ii) elements of Licensed Data incorporated into Derivative Works in accordance with the terms and conditions of this Agreement. For the avoidance of doubt, nothing in this Section 3 shall affect Client’s rights to Derivative Works.

4.         INTELLECTUAL PROPERTY. Client acknowledges and agrees that all Licensed Data and/or Deliverables are the Intellectual Property of Company and/or Company’s data suppliers, may contain unpublished material and Confidential Information (as defined below), and are protected by copyright and/or other intellectual property Laws. Company acknowledges and agrees that, as between Company and Client, all Derivative Works, except to the extent of any Licensed Data contained therein, are the Intellectual Property of Client, may contain unpublished material and Confidential Information (as defined below), and are protected by copyright and/or other intellectual property Laws.

5.         CONFIDENTIALITY. Each Party shall hold all confidential and proprietary information supplied to it by the other Party (the “Confidential Information”) in connection with this Agreement and relating to the business of such Party in confidence using the same degree of care used by the receiving Party to protect the receiving Party’s own confidential information (and in any event not less than a reasonable degree of care) and not disclose to third parties without the express written consent of the other Party. This confidentiality provision does not apply to any information: (i) available in the public domain through no fault of the receiving Party; (ii) independently developed by or on behalf of the receiving Party without reference to any Confidential Information of the disclosing Party; or (iii) disclosed to the receiving Party without restriction by a third party having a bona fide right to do so and not having an obligation of confidence with respect to such information. Nothing in this Agreement shall restrict a Party from disclosing any Confidential Information where the production of any such Confidential Information is compelled under process or request by a court or administrative or law enforcement agency of competent jurisdiction, provided that in each case the producing Party shall provide written notice to the disclosing Party (to the extent legally permissible) and ensure that such Confidential Information is afforded the highest level of protection via any available mechanisms for the protection of confidential or proprietary materials. Each Party shall have the right to disclose Licensed Data or Confidential Information to its employees, officers, directors, representatives and Third Parties but only as reasonably necessary to facilitate the Party’s performance of Services and to the extent such recipient agrees to keep the Licensed Data or Confidential Information confidential. All Deliverables shall be considered part of the Company Confidential Information. Derivative Works, shall not constitute Company Confidential Information.

6.         REPRESENTATIONS; WARRANTIES; DISCLAIMER. Each Party represents and warrants to the other Party that it has the full power and authority to enter into and perform its obligations under this Agreement and that this Agreement is binding upon and enforceable against such Party as set forth herein. Company represents and warrants that the Services and Licensed Data delivered to Client do not: (a) infringe the intellectual property rights of any third party; (b) violate any Law applicable to the Services or Licensed Data; or (c) contain any viruses, Trojan horses, worms, time bombs, cancelbots or other harmful computer programming routines that are designed to damage, or detrimentally interfere with any system. Each Party further represents and warrants that it shall use its commercially reasonable efforts to perform its obligations hereunder, in compliance with all applicable Laws and consistent with industry standards. Except as expressly provided herein, any data provided to Client, including the Licensed Data, is provided “as-is.” Without limiting the generality of the foregoing, to the extent that Company delivers to Client any Licensed Data containing payer-level data, then Client acknowledges that any “estimated payer amount” field provided by Company in such Licensed Data is not sufficiently accurate to represent the true payer price and accordingly, should only be used by Client directionally and not in any contract negotiations. OTHER THAN AS EXPRESSLY SET FORTH IN THIS AGREEMENT, COMPANY MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES AND/OR THE COMPILATION OF THE LICENSED DATA, INFORMATION OR OTHER DELIVERABLES INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

7.         INDEMNIFICATION; LIMITATION OF LIABILITY.

7.1       Indemnification. Each Party shall indemnify, defend and hold harmless the other Party and its Affiliates, and their respective directors, officers, shareholders, employees, representatives, agents, attorneys, successors and assigns (the “Indemnitees”), from and against any and all alleged loss, damage or expense, claims, suits, or proceedings, including reasonable attorneys’ fees, asserted by any third party against any of the Indemnitees as a result of the indemnifying Party’s (or its agents and/or contractors) material breach of this Agreement, provided that the Party requesting an indemnity timely notifies the other Party of such claim. The indemnifying Party shall not be liable for nor be required to indemnify the other Party in regard to any injury, loss or damage to the extent that such injury, loss or damage is directly caused by any negligent act or omission or intentional wrongdoing by the indemnified Party or its contractors or agents.

7.2       Limitations of Liability. Other than with respect to Exceptional Circumstances (as defined below) and each party’s indemnification obligations hereunder, in no event shall a Party be liable to the other Party for any indirect, incidental, special, exemplary, consequential or punitive damages resulting from the performance of its obligations pursuant to this Agreement, even if advised of the possibility of such damages, and regardless of the form in which any action is brought. Notwithstanding anything to the contrary in this Agreement, except with respect to a Party’s (i) breach of Section 5, (ii) gross negligence, (iii) willful misconduct or fraud (collectively, “Exceptional Circumstances”) and (iv) indemnification obligations hereunder, the maximum aggregate monetary liability of a Party in connection with the Services, the Agreement, and any act or omission related to the Services or Agreement, under any theory of law (including breach of contract, tort, strict liability, violation of law, and infringement) shall not exceed an amount equal to the Fees paid hereunder.

8.         MISCELLANEOUS PROVISIONS.

8.1       Notices. All notices, authorizations, and requests in connection with this Agreement must be in writing and will be deemed given: (a) on the day they are hand delivered directly to the individual designated by the receiving Party as set forth below; (b) on the day receipt is confirmed by a nationally-recognized express courier (postage prepaid; signature required) or the United States Post Office (postage prepaid, certified mail receipt requested); or (c) on the day of transmittal if sent by .pdf electronic format via electronic mail, provided that the recipient confirms such receipt within one (1) business day thereafter (and receiving Party shall use its commercially reasonable efforts to confirm such receipt). In each case, any notice must be addressed to the receiving Party as follows (or to such other address as specified upon proper notice):

If to Client:
Electronic Notice:	mwygod@wygodco.com
Written Notice:	Medical Outcomes Research Analytics, LLC
C/O: Max Wygod
443 Greenwich Street, Apt. 4C
New York, New York 10013

If to Company:
Electronic Notice:	generalcounsel@teamDRG.com
Written Notice:	DR/Decision Resources, LLC
Attn: General Counsel
100 District Avenue, Suite 213
Burlington, MA 01803

8.2       Assignment. Neither Party may assign, sublicense, transfer or delegate this Agreement without the express prior written consent of the other Party, which shall not be unreasonably withheld, conditioned or delayed; provided, however, that either Party may, without the prior consent of the other Party, assign sublicense, transfer or delegate this Agreement in whole or in part to one or more of its Affiliates or to the successor in interest to a Party pursuant to the acquisition of a majority of the equity interests or assets of such Party. Any attempted assignment of this Agreement not in compliance with this Section 8.2 shall be null and void. Subject to the foregoing, this Agreement will inure to and bind all successors, permitted assigns, receivers and trustees of the respective Parties hereto.

8.3       Governing Law; Waiver of Trial by Jury. This Agreement shall be construed in accordance with the Laws of the State of Delaware, without giving effect to any conflicts of Law principles that would apply the Laws of another jurisdiction. THE PARTIES WAIVE TRIAL BY JURY IN CONNECTION WITH ANY CLAIM, ACTION, OR SUIT ASSERTED, BROUGHT, OR ARISING UNDER THIS AGREEMENT.

8.4       Entire Agreement; No Waiver; Construction. This Agreement, together with any applicable exhibits, schedules, addenda, or other documents attached hereto or incorporated herein, contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes all oral understandings, representations, prior discussions, and preliminary agreements. Any change, modification, or amendment of this Agreement must be in writing and signed by each Party. The failure of a Party to enforce, or the delay by a Party in enforcing, any of its rights under this Agreement will not be deemed to be a waiver or modification by such Party of any of its other rights. No waiver of any right, obligation, or remedy under this Agreement will be effective against either Party unless it is in writing and signed by the waiving Party. When used herein, the words “include” or “including” or their syntactical variants shall be deemed followed by the words “without limitation”.

8.5       Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. A Party may execute this Agreement by fax or in electronic format, and a fax, .pdf, or other electronic signature of an authorized signatory of a Party will be deemed to be an original signature, will be valid and binding, and, upon delivery, will constitute due execution of this Agreement.

8.6       Equitable Relief. Each Party acknowledges that a breach of this Agreement may irreparably harm the other Party, that the damages suffered by the non-breaching Party as a result of such breach will be difficult to ascertain, and that the non-breaching Party may not have an adequate remedy at law for such breach. Each Party agrees and consents that in the event of such breach, the non-breaching Party shall be entitled, without posting bond, in addition to all other rights and remedies to which it may be entitled to seek a decree of specific performance or an injunction requiring any such violation to be cured and enjoining all representatives of such Party involved from continuing the violation. The existence of any claim or cause of action that a breaching Party or any other party may have against the non-breaching Party shall not constitute a defense or bar the enforcement of this Section 8.6. Each Party acknowledges and agrees that the restrictions in this Section 8.6 are reasonable and necessary to protect the legitimate business interests of each Party.

IN WITNESS WHEREOF, the Parties to this Agreement have executed this Agreement by their duly authorized representatives as of the Effective Date, intending to be legally bound hereby.

Medical Outcomes Research Analytics, LLC		DR/Decision Resources, LLC

By:	/s/ Max Wygod	By:	/s/ Michael Weiss
Name:	Max Wygod	Name:	Michael Weiss
Title:	President	Title:	EVP and General Counsel
Date:	June 30, 2019	Date:	June 30, 2019

Exhibit A

Deliverable Name	Medical Outcomes Research Analytics, LLC - Weekly Prescription, Medical and EMR Data Product Deliverable
Territory	United States
Project Details

Company will develop a custom solution that will provide Client with a weekly unique and usable prescription and medical data product, referenced herein as Licensed Data, to be delivered on a weekly basis. The custom Licensed Data Deliverables will include the following specifications, which are subject to Company’s application of its HIPAA Statistical Certification redaction, and in accordance with Attached A to this Exhibit A, prior to delivery in order to ensure that the Deliverables comply with all applicable Laws when delivered:

Prescription Data:

•      Inclusion of all data items within all revenue cycle related transactions

•      Inclusion of all Patients age 2+ and within continental United States

•      Inclusion of all Practitioners

•      Data from all available Pharmacy Types (Retail, Mail Order, Specialty) will be included in the deliverable

•      Prescription data will represent all therapeutic classes, NDCs, Forms and Strengths

•      Claim Status (Approved, Reversed, Rejection) of the prescription as of the point in time of the deliverable

•      Patients will be de-identified and tokenized with a Client-supplied Token ID that will be unique for deliveries to Client

Medical Data:

•     Inclusion of data items with all revenue cycle related transactions

•     Inclusion of all Patients age 2+ and within continental United States

•      Medical data will represent all Medical Office, Hospital, and Clinic claims and remittances

•      Medical data will represent all ICDs. CPTs. JCodes and VCodes

•      Medical data will represent all Practitioners

•      Patients will be de-identified and tokenized with a Client-supplied Token ID that will be unique for deliveries to Client

EMR Data:

•     Inclusion of all Patients age 2+ and within continental United States

•      EMR data will represent all Medical Office, Hospital,. and Clinic Patient encounters

•      EMR data will represent all ICDs. CPTs. JCodes and VCodes

•      EMR data will represent all Practitioners

•      Patients will be de-identified and tokenized with a Client-supplied Token ID that will be unique for deliveries to Client

The deliverables set forth in this Exhibit A, shall only be used to create Derivative Works from the Licensed Data for the following Permitted Uses for [***] as well as consulting and service providers supporting the same:

[***]

The deliverables set forth in this Exhibit A, shall only be used to create Derivative Works from the Licensed Data for the following Permitted Uses for [***] as well as consulting and service providers supporting the same:

[***]

Actual Table Layouts represented in Exhibit A - Attachment A
Delivery and Updates

Anticipated Start Date: June 30, 2019

First Delivery Date:

Retrospective history on or before June 30, 2019

Prospective data on or before June 30, 2019

Final Delivery Date

•      On or before June 30. 2022 (for Initial Term)

•      On or before June 30, 2024 (for Renewal Term 1)

•      On or before June 30. 2026 (for Renewal Term 2)

•      On or before June 30, 2028 (for Renewal Term 3)

Delivery Details

•      Deliverable to include files as described in Exhibit A - Attachment A along with control report per deliverable file, which files shall have been subject to Company’s commercially reasonable quality control processes, including normalization of field/data element definitions and field/data element values and deduplication

Frequency of Delivery:

•      Weekly

•      Delivered within 10 calendar days after the close of the data week

Delivery mode:

•      Flat File

Delivery Method:

•      To ensure data security, Client prefers files to be transferred through Amazon S3. This requires the use of a 3rd party sFTP or cloud/hosted storage program that supports Amazon S3 as a host.

Data Reporting Period and Baseline Volumes

Weekly Prescription Data Deliverable:

First Deliverable will contain 60 months of Licensed Data from June 30, 2014-June 29, 2019, including no less than [***] pharmacy transactions consistent with the specifications set forth in this Exhibit A. Each subsequent Deliverable will be presented with the retrospective month of data in weekly deliverables.

Weekly Medical and Remittance Data Deliverable:

First deliverable will contain 60 months of data from June 30, 2014-June 29, 2019, including no less than [***] medical transactions consistent with the specifications set forth in this Exhibit A. Each subsequent deliverable will be presented with the retrospective month of data in weekly deliverables.

Monthly EMR Data Deliverable:

First deliverable will contain 60 months of data from June 30, 2014-June 29, 2019, including no less than [***] electronic medical record encounters consistent with the specifications set forth in this Exhibit A. Each subsequent deliverable will be presented with the retrospective month of data in monthly deliverables.

The volumes set forth above are referred to herein individually as a “Baseline Volume” and collectively as “Baseline Volumes”; provided, however, that the Baseline Volume for EMR Data shall be [***] electronic medical record encounters.

Exhibit A - Attachment A

Medical Data

[***]

EMR Data

[***]

Prescription Data

[***]

EXHIBIT B

FEES SCHEDULE

LICENSED DATA FEES AND PAYMENT TERMS. Company will invoice Client the fees for Services and Deliverables as described in the Agreement, and Client will pay such fees within thirty (30) days for the invoice deemed “Receipt of this Signed Agreement” and forty-five (45) days following the invoicing of all other invoices. Client will use commercially reasonable efforts to submit in writing any questions or disputes with respect to Services or Deliverables and relating invoices promptly after its receipt of such Services, Deliverables and related invoices. In the event that an invoice for Deliverables is under dispute in good faith at the time an invoice for subsequent Deliverables is due, Company and Client shall negotiate in good faith to reduce the Fees due under such pending invoice proportionately until resolution of the amounts under dispute.

NON-DELIVERY PENALTY. In the event that Company fails to provide Licensed Data with the specifications and on the schedule set forth in Exhibit A and does not cure such breach within seven (7) business days of its receipt of written notice from Client, then appropriate senior executives from Company and Client shall immediately engage in good faith negotiations in order (i) to understand the cause of such delay and the actions being taken by Company to remediate the delay and related timing and (ii) to determine an appropriate remedy for the failure, which may include payment to Client of a mutually agreed amount of monetary compensation until the earlier to occur of (i) such breach being cured and (ii) Client’s determination in its sole reasonable discretion that such monetary remedy is inadequate to address such breach and election to seek equitable relief pursuant to Section 8.6 of the Agreement. Client may elect to have any such amounts offset future Fees owed to Company under this Agreement or to issue an invoice for such amounts, which Company shall pay within forty-five (45) days. This non-delivery penalty is in addition to all available remedies, including Client’s right to terminate and to equitable relief in accordance with Sections 3 and 8.6 of the Agreement; provided, however, that this penalty shall not apply to the loss of Contingent Rights that are remediated in accordance with Client’s rights under Section 1.5.

Unless otherwise stated, all fees must be paid in U.S. Dollars.

The Base Fees and relating invoicing schedule are set forth below. The Revenue Share Fees shall be paid in accordance with Section 2.2 of the Agreement.

Base Fees

Services	Annual Term	Total Cash Fee
History Historical Data View May 31, 2014 - May 31, 2019 [***]	June 30, 2014-June 29, 2019	$[***]
Term Years 1, 2 and 3 Weekly Prescription and Medical Licensed Data Deliverable with Client-Supplied Token ID: • Weekly Deliverable [***]	June 30, 2019-June 29, 2020	$[***]
	June 30, 2020-June 29, 2021	$[***]
	June 30, 2021-June 29, 2022	$[***]
	TOTAL INITIAL TERM FEES	$[***]
Renewal Term 1 (Years 4 and 5) Weekly Prescription and Medical Licensed Data Deliverable with Client-Supplied Token ID: • Weekly Deliverable [***]	June 30, 2022 - June 29, 2023	$[***]
	June 30, 2023 - June 29, 2024	$[***]
	TOTAL RENEWAL TERM 1 FEES	$[***]

Renewal Term 2 (Years 6 and 7) Weekly Prescription and Medical Licensed Data Deliverable with Client-Supplied Token ID: • Weekly Deliverable [***]	June 30, 2024-June 29, 2025	$[***]
	June 30, 2025 - June 29, 2026	$[***]
	TOTAL RENEWAL TERM 2 FEES	$[***]
Renewal Term 3 (Years 8 and 9) Weekly Prescription and Medical Licensed Data Deliverable with Client-Supplied Token ID: • Weeklv Deliverable [***]	June 30, 2026-June 29, 2027	$[***]
	June 30, 2027-June 29, 2028	$[***]
	TOTAL RENEWAL TERM 3 FEES	$[***]

	TOTAL TERM FEES (WITH RENEWALS)	$[***]

INVOICING. All fees are quoted are exclusive of applicable taxes.

INVOICE #	INVOICE DATE/MILESTONE	INVOICE AMOUNT (USD)
1	Upon Company’s Receipt of this Signed Agreement	$[***]
2	1 Apr 20	$[***]
3	1 Oct 20	$[***]
4	1 Jan 21	$[***]
5	1 Jun 21	$[***]
6	1 Jan 22	$[***]
	INITIAL TERM INVOICE TOTAL AMOUNT (USD):	$[***]
Renewal Term 1 (Years 4 and 5) 1	1 Jun 22	$[***]
2	1 Jan 23	$[***]
3	1 Jan 23	$[***]
4	1Jan24	$[***]
	RENEWAL TERM 1 INVOICE TOTAL AMOUNT (USD)	$[***]
Renewal Term 2 (Years 6 and 7) 1	1 Jun 24	$[***]
2	1 Jan 25	$[***]
3	1 Jun 25	$[***]
4	1 Jan 26	$[***]
	RENEWAL TERM 2 INVOICE TOTAL AMOUNT (USD)	$[***]
Renewal Term 3 (Years 8 and 9) 1	1 Jun 26	$[***]
2	1 Jan 27	$[***]
3	1 Jun 27	$[***]
4	1 Jan 28	$[***]
	RENEWAL TERM 3 INVOICE TOTAL AMOUNT (USD)	$[***]

EXHIBIT C
FROM OF THIRD PARTY AGREEMENT

Provided Separately

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